Exhibit 10.30
                 LETTER OF INTENT - R.G.G. COMMUNICATIONS, INC.

April 1, 1999

Roy G. Gustafson, President
R.G.G. Communications, Inc.
129 & Phelps, Building 8
P.O. Box 6202
Rockford, IL 61125-1202     Re: Purchase of Assets of R.G.G.
                  Communications, Inc. by Carnegie International Corporation

Dear Mr. Gustafson:

         This letter shall serve as a modification of the February 25, 1999 Letter of Intent with respect to the above referenced purchase. My client, Carnegie International Corporation ("Carnegie"), has directed me to inform you that they are willing to remove several contingencies from the aforementioned Letter of Intent. The first such contingency is in regards to review and acceptance by Carnegie of the list of Assets of R.G.G. It is my understanding that Carnegie has reviewed the Assets and has found them to be acceptable except as noted below, therefore, this contingency no longer applies. It should be noted that the Asset listing does not contain a reference to the goodwill of R.G.G. Communications, Inc. as well as a statement that the name R.G.G. Communications shall be used by Carnegie. Both the goodwill and the use of the name were significant components of the Assets being purchased by Carnegie. Secondly, Carnegie has instructed me to inform you that it will no longer require completion of the acquisition of TeleResources, Inc. as a condition for the purchase of the Assets of R.G.G.

         I am also attaching hereto a Bill of Sale covering the Assets being purchased by Carnegie. If you are in agreement with the terms contained therein, please execute same and return it to my office. It is my understanding that the parties to the purchase have decided to forego definitive agreements due to the size of this transaction and to allow the Letter of Intent to serve as the agreement between the parties.

         Should you have any questions, please feel free to contact me, Otherwise, if you are in agreement with the removal of aforementioned contingencies from the Letter of Intent and inclusion of the goodwill and name usage as part of the Assets, please sign in the space provided below and return this letter along with the attached Bill of Sale for the Assets to my office by facsimile and regular mail.

Very truly yours,
                                   By:          /s/ Lewis A. Dardick
                                                --------------------
                                                Lewis A. Dardick

AGREED AND ACCEPTED:               R. G. G. COMMUNICATIONS, INC.

Date:                              By:          /s/ Roy G. Gustafson
                                                --------------------
                                                Roy G. Gustafson, President